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                                                                  EXHIBIT 99.1

[LOGO]                                                            [LETTERHEAD]

Contact: Joel s. Marcus                   Rhonda Chiger
         Chief Executive Officer          Senior Managing Director
         Alexandria Real Estate           Global Consulting
          Equities, Inc.                  Thomson Financial Investor Relations
         (626) 578-0777                   (212) 510-9280


             ALEXANDRIA REAL ESTATE EQUITIES SIGNS LEASE AGREEMENTS
               WITH MERCK & CO. FOR THREE BUILDINGS IN SAN DIEGO.


     PASADENA, CA - May 9, 2000 - Alexandria Real Estate Equities, Inc (NYSE:
ARE) today announced that it has signed three, 10-year lease agreements with Merck & Co., Inc. for a three building cluster, comprising approximately 166,000 square feet, in the Torrey Pines hub of San Diego's life science community. These buildings will house Merck Research Laboratories, which is the discovery and development foundation of Merck & Co.

     "We are proud that Merck, a top tier, multi-national pharmaceutical company and an industry leader, has selected three ARE properties in which to house the nucleus of its research and development efforts in San Diego," said Jim Richardson, President of Alexandria Real Estate Equities. "The convergence and clustering of the life science and information technology industries has further elevated the central San Diego county area as a destination for world class technological innovation. The addition of Merck to the San Diego community and the length of its commitment to our premier location enhances the development of the life science sector as well as Alexandria's market position."

     The three buildings included in the leases are 3535 General Atomics Court, comprising approximately 76,000 square feet; 3550 John Hopkins Court, which contains approximately 55,000 square feet; and 3530 John Hopkins Court, comprising approximately 35,0000 square feet. The leases commence immediately.

     ARE owns and operates 12 buildings, totaling approximately 635,000 square feet of office and laboratory space in the San Diego technology hub (excluding two properties under renovation). With the addition of Merck to its life science tenant base, ARE's vacancy rate in San Diego is approximately 1.9%, which is lower than office industry standards for the region. Merck joins ARE's broad and diverse family of tenants in San Diego including Idec Pharmaceuticals Corp., Agouron Pharmaceuticals, Inc. (Warner-Lambert Co.), The Scripps Research Institute, Collateral Therapeutics, Inc., Amylin Pharmaceuticals, Inc., Arena Pharmaceuticals, Inc., Structural GenomiX and Nereus Pharmaceuticals, Inc.

                                  (more)

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     "We are very proud of the platform and franchise we have built in the
San Diego market, aligning first class properties and locations with high quality tenants and their leading edge technologies," said Joel S. Marcus, Chief Executive Officer of Alexandria Real Estate Equities. "The San Diego technology cluster is one of the more prominent centers of scientific excellence in the United States and we are pleased to be part of the growing technological development in this market."

     Alexandria Real Estate Equities, Inc., is a publicly traded real estate operating company focused principally on the ownership, operation, management, acquisition, conversion, retrofit, expansion and selective development and redevelopment of properties containing office and laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, diagnostic, device, contract research and personal care products companies, major scientific research institutions, related government agencies and technology enterprises. Alexandria's portfolio currently consists of 61 properties comprising approximately 4.3 million square feet of office and laboratory space.

    THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.
ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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